UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2011 (November 17, 2011)
PMFG, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to 2007 Stock Incentive Plan
On November 17, 2011, PMFG, Inc. (the “Company”) amended the Company’s 2007 Stock Incentive Plan (the “Plan”) to revise the definition of “Change in Control” in Section 10(a) of the Plan to exclude beneficial ownership of the Company’s voting securities reported on Schedule 13G under the Securities Exchange Act of 1934. The Company’s outstanding restricted stock awards provide for the acceleration of vesting upon a Change in Control under the Plan. The amendment to the Plan will be effective for all future awards. The foregoing description of the amendment to the Plan is not complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.
Acceleration of Vesting of Restricted Stock Awards
As described above, the outstanding awards of restricted stock under the Plan provide for acceleration of vesting upon a Change in Control. On October 11, 2011, NSB Advisors filed a Schedule 13G reporting the beneficial ownership of 68.7% of the Company’s common stock. The reported acquisition by NSB Advisors constituted a Change in Control for purposes of all awards granted prior to the amendment to the Plan described above. As a result, all outstanding restricted stock awards have vested.
The Company accounts for stock-based compensation in accordance with the requirements of ASC Topic 718, which requires all restricted stock awards to be expensed for financial accounting purposes. Generally, the expensing of restricted stock awards is amortized over the vesting period of the award. The stock-based compensation expense related to the Change in Control resulting from the Schedule 13G of NSB Advisors will be approximately $1.2 million, net of related tax benefit, in the fiscal quarter ending December 31, 2011.
Although the acquisition reported by NSB Advisors met the definition of Change in Control under the Plan, NSB Advisors reported in its Schedule 13G filing that it does not have voting power over the Company’s common stock that it beneficially owns and further certified that it has acquired such securities in the ordinary course of its business and not with the purpose or effect of changing or influencing the control of the Company. Accordingly, the Board of Directors of the Company determined that a change in control has not occurred.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2011 Annual Meeting of Stockholders of PMFG, Inc. (the “Company”) was held on November 17, 2011 (the “Annual Meeting”) at 9:00 a.m. central standard time. At the Annual Meeting, the Company’s stockholders (1) elected two directors to serve until the 2014 Annual Meeting of Stockholders, (ii) conducted an advisory vote on the Company’s executive compensation program, (iii) conducted an advisory vote on the frequency of future advisory votes on executive compensation, and (iv) ratified Grant Thornton, LLP as the Company’s independent registered public accounting firm for fiscal year 2012.
The Company’s Board of Directors intends to follow the one-year approved cycle related to the frequency of future advisory votes on executive compensation, which received the highest number of stockholder votes, accordingly.

The matters acted upon at the Annual Meeting and the voting tabulation for each matter are as follows:
Proposal No. 1: Election of Directors

				Broker
Nominee	Votes For	Votes Against	Abstentions	Non-Votes
Robert McCashin	8,723,934	37,809	—	1,161,241
Howard G. Westerman	8,724,934	36,809	—	1,161,241
Proposal No. 2 Advisory Vote on the Company’s Executive Compensation Program

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Advisory Vote on the Company’s Executive Compensation Program	8,028,618	386,563	346,562	1,161,241
Proposal No. 3 Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

	Votes For		Votes for
	One Year	Votes For Two	Three Years		Broker
	Option	Years Option	Option	Abstentions	Non-Votes
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	7,916,570	87,435	429,499	328,239	1,161,241
Proposal No. 4 Ratification of Independent Accountants

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Ratification of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year	9,770,969	102,577	49,438	0
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit	Description

99.1	Amendment No. 1 to PMFG, Inc. 2007 Stock Incentive Plan, dated November 17, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.
By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: November 18, 2011